February 15, 2011

Pittsburgh & West Virginia Railroad
#2 Port Amherst Drive
Charleston, WV 25306

Re:           Shares to be Issued in Connection with Registration
Statement on Form S-3 for Rights Offering

Ladies and Gentlemen:

We have acted as Pennsylvania counsel to Pittsburgh & West Virginia Railroad, a business trust organized in Pennsylvania (the “Company"), for the purpose of rendering to you those certain opinions set forth in this letter in connection with the issuance of an aggregate of 113,250 subscription rights (the “Rights”) and an equivalent aggregate number of common shares of beneficial interest, no par value (the “Common Stock”), of the Company (the "Shares"), pursuant to a planned rights offering (the “Rights Offering”), as described in that certain registration statement on Form S-3 (the “Registration Statement”).  As we have been retained as special counsel to render these opinions, you should understand that we are not generally familiar with the day-to-day operations of the Company.

The opinions set forth in this letter are based solely upon our review of, as submitted to us, the following documents (the “Reviewed Documents”):

a.	the Registration Statement on Form S-3, as filed with the U.S. Securities and Exchange Commission on February 15, 2011;

b.
the Company’s Declaration of Trust made January 18, 1967, in the form included as Exhibit 3.1 to the Company’s January 5, 1990 Form 8 filed with the Securities and Exchange Commission on January 8, 1990;

c.	the Company’s Regulations, in the included as Exhibit 3.2 to the Company’s January 5, 1990 Form 8 filed with the Securities and Exchange Commission on January 8, 1990;

d.	the resolutions adopted by written consent of a majority of the Company’s Trustees on February 14, 2011;

Pittsburgh & West Virginia Railroad
February 15, 2011

e.	an unexecuted, undated draft of the Standby Purchase Agreement between the Company and Hudson Bay Partners, LP (the “Standby Purchase Agreement”); and

f.	the Company’s Certificate of Representations, dated February 15, 2011 (the “Certificate of Representations”).

In addition, we have made such investigations of published sources of law as we have deemed appropriate based solely on the Reviewed Documents for the purpose of providing the opinions hereinafter expressed.

In our examination, we have assumed the regularity of all corporate records and minute books, the validity and genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals (and the authenticity of such originals) of all documents submitted to us as copies and the accuracy and completeness of all documents submitted to us.  As to various factual matters, we have assumed the accuracy, completeness and genuineness of, and have relied on oral and/or written representations and assurances made to us by officers and other representatives of the Company, including but not limited to the Certificate of Representations.

In rendering the opinions herein, we also have assumed (i) each of the Registration Statement and the Standby Purchase Agreement has been duly executed (and that the natural persons executing the same have the legal capacity to do so) and delivered (or, with respect to the Registration Statement, filed with the appropriate governmental and regulatory bodies); (ii) that all persons acting on behalf of parties (other than the Company) to the Standby Purchase Agreement or transactions relating thereto or signing the Standby Purchase Agreement on behalf of each party thereto (other than the Company) have the authority to do so; (iii) that the Standby Purchase Agreement constitutes a legal, valid and binding obligation of each party thereto, enforceable against such parties in accordance with its terms; (iv) that each individual who has served or is serving in the capacity of Trustee or officer of the Company had or has been duly elected and qualified to serve and has so served or is so serving at each time such individual purportedly took or takes any action in such capacity; and (v) that other than the filing of the Registration Statement, there is no requirement of any statute, rule, ordinance, decree, or order, or of any stock exchange, court or other governmental authority that mandates as a condition of the issuance of the Shares any filing or registration with, notice to or consent, approval or authorization of any stock exchange, court or other governmental or regulatory authority.

Pittsburgh & West Virginia Railroad
February 15, 2011

Each of the assumptions set forth above is made without independent investigation or verification.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth below, we are of the opinion that:

1.	Upon the Registration Statement’s having become effective under the Securities Act of 1933, as amended, the Rights will be validly issued and will be valid and binding obligations of the Company.

2.
Upon (a) the Registration Statement’s having become effective under the Securities Act of 1933, as amended, and (b) the receipt of the consideration for the Shares contemplated by, and otherwise in conformity with, the Registration Statement and the Standby Purchase Agreement, the Shares will be, upon issuance, validly issued, fully paid and non-assessable.

3.	The Company's Trustees have taken all necessary corporate action required to authorize the issuance and sale of the Shares.

The foregoing opinions are further subject to the following qualifications and limitations:

a.           Our opinions are limited solely to the laws, as now in effect, of the Commonwealth of Pennsylvania as applied by courts located in Pennsylvania (the “Covered Law”). We have not considered and express no opinion on the laws of other jurisdictions, including federal law; we have assumed compliance with all such laws.

b.           Any opinion set forth in this letter deals only with the specific legal issue or issues it explicitly addresses and does not address any other matter.

c.           Any opinion set forth in this letter does not address the effect on such opinion of any law (including, but not limited to, public policy reflected therein) other than the Covered Law.

d.           Any opinion set forth in this letter does not pass upon the matter of compliance with "blue sky" laws or similar laws relating to the sale or distribution of the Shares by any underwriters or agents.

Pittsburgh & West Virginia Railroad
February 15, 2011

e.           For the avoidance of doubt, any opinion set forth in this letter does not address any legal issue arising under (i) any statute, rule, regulation or other law, other than the Covered Law, relating to any security, commodity or other future, pension, employee benefit, antitrust, unfair competition, communication, usury, fraudulent transfer, fraudulent conveyance, bankruptcy, reorganization, insolvency, receivership, moratorium, consumer protection, environmental, land use, subdivision, tax, filing fees, copyright, patent, trademark or other intellectual property, gambling, racketeering, terrorism, money laundering, emergency, health, safety, labor, health or other insurance, forfeiture or criminal matter or any filing, notice, margin or fiduciary requirement or (ii) any statute, ordinance, rule, regulation or other law of any political subdivision of the Commonwealth of Pennsylvania.

f.           Further, for the avoidance of doubt, any opinion set forth in this letter does not address any matter relating to (i) the nature, extent, condition or validity of any title to or right in any property, (ii) the compliance or noncompliance by any party with any covenant, (iii) the legal or regulatory status, or the nature or conduct of any business, of any party; (iv) the compliance or noncompliance by any party with any statute, rule, regulation or other law other than the Covered Law; or  (v) choice of law or governing law.

g.           Further, for the avoidance of doubt, any opinion set forth in this letter does not address the effectiveness of the Registration Statement, its conformity with legal requirements, or the accuracy or completeness of the information set forth therein.

*    *    *

The opinions herein are given as of the date hereof.  We assume no obligation to update or supplement any of the opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

We hereby authorize and consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and authorize and consent to the reference to our firm in the Registration Statement.

Pittsburgh & West Virginia Railroad
February 15, 2011

Except as aforesaid, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose

Very truly yours,

LEECH TISHMAN FUSCALDO & LAMPL, LLC